Exhibit 99.1

ANALOGIC CORPORATION

SEVERANCE PLAN FOR MANAGEMENT EMPLOYEES

As amended and restated, effective as of

September 14, 2017

ANALOGIC CORPORATION

SEVERANCE PLAN FOR MANAGEMENT EMPLOYEES

Analogic Corporation (the “Company”) hereby adopts the Analogic Corporation Severance Plan for Management Employees (the “Plan”), effective as of September 14, 2017. All prior existing severance pay plans, programs or practices applicable to Eligible Management Employees, whether formal or informal, are hereby expressly superseded by this Plan as applicable to Eligible Management Employees.

1. Purpose.

The purpose of the Plan is to make available severance benefits to Eligible Management Employees of the Employer whose employment with the Employer is involuntarily terminated under the circumstances described herein. This Plan is intended to constitute an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, and is intended to be exempt from the requirements under Section 409A of the Code.

The Plan complies with Section 2510.3-2(b) of the Department of Labor regulation because participant benefits are: (i) not contingent, directly or indirectly, on retirement; (ii) less than or equal to twice the participant’s annual pay during the year immediately preceding the termination date; and (iii) payable within 24 months following the termination date.

This Plan is a “Welfare Program” as defined in the Analogic Corporation Welfare Benefit Plan (the “Welfare Benefit Plan”).

2. Definitions. Capitalized terms used but not otherwise defined herein will have the meaning set forth in Annex 1 (Definitions).

3. Benefits.

3.1 Severance Benefits. Upon a Qualifying Termination, and subject to the terms and conditions of the Plan including execution and non-revocation of a Severance Agreement as provided in Section 4 (Severance Agreement) below, an Eligible Management Employee is eligible to receive the following severance benefits (the “Severance Benefits”):

(a) Base Salary Continuation. Base Salary continuation for the Severance Period.

(b) Benefits Continuation.

(i) Subject to the Employee’s timely election of continued medical, dental and vision care coverage under COBRA, the Employer will subsidize the Employee’s COBRA premiums to continue his or her coverage (including coverage for the Participant’s eligible dependents, if applicable) (the “COBRA Premiums”) during the Severance Period, such that the Employee will be required to pay the contributions required of active employees during the Severance Period.

(ii) The Severance Period will run concurrently with and does not extend the eighteen-month COBRA continuation period.

(iii) During the Severance Period, an amount equal to the Employer’s subsidy of the Employee’s applicable COBRA Premiums will be excluded from the Employee’s income for tax purposes.

(iv) Notwithstanding Section 3.1(b)(iii), if at any time the Employer determines, in its sole discretion, that its COBRA premium subsidy reasonably could result in the Employer or Participants incurring additional costs, penalties or taxes under applicable law (including, without limitation, Section 2716 of the Public Health Service Act and Section 105(h) of the Code) then in lieu of paying the COBRA premium subsidy on behalf of an Employee, the Employer will instead pay the Employee on the last day of each remaining month for which the Employee is entitled to the COBRA subsidy, a fully taxable cash payment equal to the COBRA subsidy for that month, subject to applicable tax withholding.

(v) The Employer specifically reserves the right at its sole discretion to amend, suspend, discontinue or terminate its medical, dental and vision care plan or any or all benefits under such plan at any time, without either the prior consent of, or any prior notice to, any Employee, and to make or amend rules for administration of such plan.

(vi) After the Severance Period and during the remainder of the eighteen-month COBRA continuation period, the Employee may elect continued medical, dental and vision care coverage as may be provided pursuant to COBRA (including coverage for his or her eligible dependents, if applicable), provided that the Employee pays the full premiums (i.e., without subsidy from the Employer) for the remainder of the COBRA continuation period after the Severance Period.

(c) Outplacement Services. Outplacement services provided through a Company-approved plan and provider for a period not to exceed one year from the Termination Date.

3.2 Commencement of Severance Benefits. Any Base Salary and Benefits Continuation payable pursuant to this Section 3 (Severance Benefits) will commence on the first payroll date following the Severance Benefit Commencement Date and will be made in substantially equal installments according to the Employer’s then-current payroll process; provided that the first installment will include those Base Salary and Benefits Continuation amounts accrued after the Termination Date through the period covered by such first installment. The remaining installments, if any, shall be payable as otherwise scheduled as if such payments had begun on the first regular payroll date after the Termination Date. In no event will payments extend beyond the last day of the Participant’s second taxable year following the taxable year in which the Termination Date occurs. Outplacement services, if any, will be made available as soon as reasonably practicable following the Severance Benefit Commencement Date.

3.3 Withholdings. The Severance Benefits that a Participant may receive are net amounts from which applicable taxes, withholding, and appropriate deductions have been taken, and including but not limited to deduction of any outstanding amount owed to the Employer by the Participant regardless of the reason for or source of the amount due.

3.4 Exceptions. Notwithstanding anything to the contrary contained herein, an Eligible Management Employee ceases to be eligible to receive Severance Benefits if:

(a) the Employer becomes aware, at any time before the end of the Severance Period, of circumstances that would have caused the Employee’s termination of employment for Cause,

(b) the Employee has previously entered into an employment agreement with the Employer that contains a provision for the payment (or nonpayment) of severance benefits (other than under this Plan) or similar payments upon termination of employment,

(c) the Employee accepts another regular full time position with the Employer or an Affiliate, including a successor, during the Severance Period, or

(d) the Employee fails to comply with the terms of his or her Severance Agreement or any other duty or obligation owing to the Employer or an Affiliate.

4. Severance Agreement.

4.1 Effective Severance Agreement. Notwithstanding anything in the Plan to the contrary, and Eligible Management Employee’s eligibility to receive Severance Benefits is subject to and contingent on the following:

(a) the Employee signs and returns Severance Agreement to the Plan Administrator by the Return Date,

(b) the Employee does not revoke the Severance Agreement as provided in Section 4.2 (Revocation of Agreement), and

(c) the Severance Agreement becomes effective and irrevocable in accordance with its terms.

4.2 Revocation of Agreement. To be effective, a written request to revoke must be received by the Plan Administrator no later than 5:00 p.m. Eastern Time on the seventh calendar day (or other longer period required by law) from the date the Eligible Management Employee signed the Severance Agreement or, if mailed, be postmarked no later than the seventh calendar day (or other longer period required by law) from the date the Eligible Management Employee signed the Severance Agreement.

5. WARN Act.

5.1 Notwithstanding anything to the contrary contained or implied herein, in the event the WARN Act is applicable to a Participant, then:

(a) any period from the Notice Date will be deemed to constitute and will be attributed to WARN notice or WARN benefits;

(b) all Severance Benefits under this Plan will be reduced and/or offset by any notice, payments or benefits to which the Participant may be entitled under the WARN Act; and

(c) all Severance Benefits under this Plan will be reduced or offset by any amount of paid days or paid benefits in lieu of notice the Participant is given or is required to be given by the Employer to satisfy its obligations under the WARN Act.

5.2 A Severance Agreement is not required for receipt of WARN benefits.

6. Resignation from Other Positions; Cooperation.

6.1 Upon the Termination Date, unless otherwise requested by the Employer, the Participant will immediately resign from all positions (including directorships) that he or she holds or has ever held with the Employer and its Affiliates. By accepting any payment or benefit under the Plan, each Participant agrees to execute any and all documentation to effectuate such resignations upon request by the Employer, but he or she will be treated for all purposes as having so resigned upon the Termination Date, regardless of when or whether he or she executes any such documentation.

6.2 From the Notice Date until the Termination Date, the Participant remains subject to the direction of the Participant’s supervisors and must assist the Employer in any matter relating to the services of the Participant’s employment with the Employer, including, but not limited to, transitioning the Participant’s duties to others.

7. Section 409A.

7.1 Subject to the provisions in this Section 7, any severance payments or benefits under the Plan will begin not before the date of the Participant’s “separation from service” (determined as set forth below) which occurs on or after the date of the termination of employment.

7.2 All the severance payments and benefits to be provided under the Plan are intended to be exempt from Section 409A under the short-term deferral rule within the meaning of Treasury Regulation Section 1.409A-1(b)(4) or the severance pay plan rule within the meaning of Treasury Regulation Section 1.409A-1(b)(9)(iii).

7.3 The following additional rules will apply with respect to distribution of the payments and benefits to be provided under the Plan to the extent the payments and benefits, if any, are subject to Section 409A:

(a) It is intended that each installment of the severance payments and benefits provided under the Plan will be treated as a separate “payment” for purposes of Section 409A of the Code and the guidance issued thereunder (“Section 409A”). Neither the Employer nor the Participant will have the right to accelerate or defer the delivery of any payments or benefits that are deferred compensation subject to Section 409A except to the extent specifically permitted or required by Section 409A.

(b) Except as provided in Section 7.3(c), each installment of the severance payments and benefits will be made on the dates and terms set forth in the Plan.

(c) If, as of the date of a Participant’s “separation from service” from the Employer, the Participant is a “specified employee” (within the meaning of Section 409A), then:

(i) If all of the installments of the severance payments and the other benefits due under the Plan that, in accordance with the dates and terms set forth herein, will in all circumstances, regardless of when the separation from service occurs, be paid within the short-term deferral period (as defined under Section 409A), then such payments and benefits will be treated as a short-term deferral within the meaning of Treasury Regulation Section 1.409A-1(b)(4) and paid in accordance with such dates and terms; and

(ii) If paragraph (i) above does not apply, the installments of severance payments and the other benefits due under the Plan that would, in each case, absent this subsection, be paid within the six-month period following the Participant’s “separation from service” from the Employer may not be paid until the date that is six months and one day after such separation from service (or, if earlier, death of the Participant), with any such installments or benefits that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six months and one day following your separation from service and any subsequent installments and benefits, if any, being paid in accordance with the dates and terms set forth herein; provided, however, that the preceding provisions of this sentence will not apply to any installment of severance payments or benefits if and to the maximum extent that each such installment and benefits are deemed to be paid under a separation pay plan that does not provide for a deferral of compensation by reason of the application of Treasury Regulation 1.409A-1(b)(9)(iii) (relating to separation pay upon an involuntary separation from service). Any installments that qualify for the exception under Treasury Regulation Section 1.409A-1(b)(9)(iii) must be paid no later than the last day of the Participant’s second taxable year following the taxable year in which the separation from service occurs.

(d) The determination of whether and when separation from service from the Employer has occurred will be made and in a manner consistent with, and based on the presumptions set forth in, Treasury Regulation Section 1.409A-1(h). Solely for purposes of this paragraph 7.2(d), “Employer” includes all persons with whom the Employer would be considered a single employer as determined under Treasury Regulation Section 1.409A-1(h)(3).

(e) All reimbursements and in-kind benefits provided under the Plan will be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirement that

(i) any reimbursement is for expenses incurred during Employee’s lifetime (or during a shorter period of time specified in this Plan),

(ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year,

(iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and

(iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit.

(f) In no event shall any payment or benefit under the Plan that is deferred compensation subject to Section 409A be subject to offset by any other amount except as specifically permitted by Section 409A.

(g) Notwithstanding Section 7, the Company, Employer or Plan Administrator shall not have any liability to any Participant or any other person if any payment or benefit under the Plan is determined to constitute nonqualified deferred compensation within the meaning of Section 409A and does not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A.

8. Funding. The benefits provided hereunder will be paid solely from the general assets of the Employer. Nothing contained or implied herein will be construed to require the Employer or the Plan Administrator to maintain any fund or segregate any amount for the benefit of any Participant, and no Participant or other person will have any claim against, right to, or security or other interest in any fund, account or asset of the Employer from which any payment under the Plan may be made.

9. Plan Administrator.

9.1 Named Fiduciary. The Plan Administrator, as defined in the Welfare Benefit Plan.

9.2 Plan Administration. Except as otherwise provided in the Welfare Benefit Plan or this Plan:

(a) The Plan Administrator will have sole discretion and authority to control and manage the operation and administration of the Plan.

(b) The Plan Administrator will have complete and absolute discretion to interpret the provisions of the Plan, make findings of fact, correct errors, and supply omissions. All decisions and interpretations of the Plan Administrator made in good faith pursuant to the Plan will be final, conclusive, and binding on all persons, subject only to the claims procedure, and may not be overturned unless found by a court to be arbitrary and capricious.

(c) The Plan Administrator will have all other powers necessary or desirable to administer the Plan, including, but not limited to, the following:

(i) To prescribe procedures to be followed by Participants in filing claims under the Plan;

(ii) To prepare and distribute information explaining the Plan to Eligible Management Employees and Participants;

(iii) To receive from the Employer, Eligible Management Employees, and Participants such information as may be necessary for the proper administration of the Plan;

(iv) To keep records of elections, claims, disbursements under the Plan, and any other information required by ERISA or the Code;

(v) To appoint individuals or committees to assist in the administration of the Plan and to engage any other agents it deems advisable;

(vi) To accept, modify, or reject Participant elections or submissions under the Plan;

(vii) To promulgate any such forms to be used by Eligible Management Employees and Participants;

(viii) To prepare and file any reports or returns with respect to the Plan required by the Code, ERISA or any other laws;

(ix) To determine and enforce any limits on benefits elected hereunder; and

(x) To correct errors and make equitable adjustments for mistakes made in the administration of the Plan; specifically, and without limitation, to recover erroneous overpayments made from the Plan to a Participant, in whatever manner the Plan Administrator determines is appropriate, including suspensions or recoupment of, or offsets against, future payments due that Participant.

9.3 Delegation of Duties. The Plan Administrator may delegate responsibilities for the operation and administration of the Plan, may designate fiduciaries other than those named in the Plan, and may allocate or reallocate fiduciary responsibilities under the Plan.

9.4 Indemnification. The Plan Administrator and any delegate or agent of the Employer who is an Employee will be fully indemnified by the Employer against all liabilities, costs, and expenses (including defense costs, but excluding any amount representing a settlement unless such settlement is approved by the Employer) imposed upon it in connection with any action, suit, or proceeding to which it may be a party by reason of being the Plan Administrator or having been assigned or delegated any of the powers or duties of the Plan Administrator, and arising out of any act, or failure to act, that constitutes or is alleged to constitute a breach of such person’s responsibilities in connection with the Plan, unless such act or failure to act is determined to be due to gross negligence or willful misconduct.

10. Fiduciary Duties and Responsibilities. Each Plan fiduciary shall discharge his duties with respect to the Plan solely in the interest of each Participant; for the exclusive purpose of providing benefits to such individuals and defraying reasonable expenses of administering the Plan; and in accordance with the terms of the Plan. Each fiduciary, in carrying out such duties, shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in exercising such authority. A fiduciary may serve in more than one fiduciary capacity. Unless liability is otherwise provided under Section 405 of ERISA, a named fiduciary shall not be liable for any act or omission of any other party to the extent that (a) such responsibility was properly allocated to such other party as a named fiduciary, or (b) such other party has been properly designated to carry out such responsibility pursuant to the procedures set forth above.

11. Claims Procedure.

11.1 Claims Procedure. If a person asserts a right to any benefit under the Plan that he has not received, such person or his or her authorized representative may file a written claim for such benefit with the Plan Administrator. If the Plan Administrator wholly or partially denies such claim, it will provide written or electronic notice to the claimant within a reasonable period of time, but not later than 90 days after receipt by the Plan Administrator of the claim, unless the Plan Administrator determines that special circumstances require an extension of time, not to exceed 90 days, for processing the claim. If the Plan Administrator determines that an extension of time is required, it will provide the claimant with written notice of the extension before the end of the initial 90-day period. Such notice will describe the special circumstances requiring the extension of time and specify the date by which the Plan Administrator expects to render a benefit determination. If the Plan Administrator wholly or partially denies a claim, it will set forth in its benefit determination, which will be written in a manner calculated to be understood by the claimant:

(a) the specific reasons for the denial of the claim;

(b) specific reference(s) to pertinent provisions of the Plan on which the adverse benefit determination is based;

(c) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary;

(d) an explanation of the Plan’s claims review procedure, including the time limits applicable under such procedure; and

(e) a statement that the claimant has the right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

11.2 Review of Denied Claim. A person whose claim for benefits is denied may request a full and fair review of the adverse benefit determination within 60 days after notification of the adverse benefit determination by the Plan Administrator. The claimant:

(a) will be provided a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial determination;

(b) will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim; and

(c) may submit written comments, documents, records, and other information relating to the claim to the Plan Administrator for review.

11.3 Decision on Review. Subject to Section 2560.503-1(i)(1)(ii) of the Department of Labor regulations, a decision on review by the Plan Administrator will be made within a reasonable period of time, but not later than 60 days after receipt by the Plan Administrator of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the claimant will be provided with written notice of the extension before the end of the initial 60-day period. Such notice will describe the special circumstances requiring the extension and specify the date by which the Plan Administrator expects to render its decision. In no event will the decision be rendered later than 120 days after receipt of the request for review.

11.4 Notification of Decision on Review. The Plan Administrator will provide written or electronic notice of its decision with respect to the claimant’s appeal which will be written in a manner calculated to be understood by the claimant. If there is an adverse benefit determination on review, the Plan Administrator’s decision will include:

(a) the specific reasons for the adverse benefit determination;

(b) specific reference(s) to pertinent provisions of the Plan on which the adverse benefit determination is based;

(c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim;

(d) a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to receive information about any such procedures; and

(e) a statement that the claimant has the right to bring a civil action under Section 502(a) of ERISA following the adverse benefit determination on review.

11.5 Exhaustion of Administrative Remedies. The exhaustion of these claims procedures is mandatory for resolving every claim and dispute arising under the Plan. As to such claims and disputes:

(a) no claimant shall be permitted to commence any legal action to recover benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, until these claims procedures have been exhausted in their entirety; and

(b) in any such legal action, all explicit and implicit determinations by the Administrator (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

11.6 Statute of Limitations. No legal action may be commenced against the Plan or Plan Administrator more than one year after the Plan Administrator sends the Participant the notification of decision on review referenced in Section 11.4.

12. Amendment and Termination.

12.1 Amendment. The Company may amend the Plan at any time and in any manner, with or without notice and without Participant consent. Any amendment will be by the direction of an authorized officer of the Company or his authorized designee.

12.2 Termination. The Company has established the Plan with the intention and expectation that it will be continued indefinitely, but the Company is not and will not be under any obligation or liability whatsoever to maintain the Plan for any given length of time and may, in its sole and absolute discretion, discontinue or terminate the Plan, in whole or in part, at any time, with or without notice, by direction of an authorized officer of the Company or his authorized designee. Participants receiving Severance Benefits upon Plan termination will continue to be eligible for such benefits.

13. Miscellaneous.

13.1 Non-Alienation of Benefits. No benefit, right, or interest of any Participant under the Plan will be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, seizure, attachment or legal, equitable or other process, or be liable for, or subject to, the debts, liabilities or other obligations of such person, except as otherwise required by law.

13.2 Limitation of Rights. Neither the establishment nor the existence of the Plan, nor any modification thereof, will operate or be construed as to:

(a) give any person any legal or equitable right against the Employer except as expressly provided herein or required by law, or

(b) create a contract of employment with any Eligible Management Employee, obligate the Employer to continue the service of any Eligible Management Employee, or affect or modify the terms of an Eligible Management Employee’s employment in any way.

13.3 Governing Laws and Jurisdiction and Venue. The Plan will be construed and enforced according to the laws of the Commonwealth of Massachusetts, to the extent not preempted by federal law which will otherwise control. Exclusive jurisdiction and venue of all disputes arising out of or relating to this Plan will be in any court of appropriate jurisdiction in the Commonwealth of Massachusetts.

13.4 Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such invalid or unenforceable provision had not been included herein.

13.5 Construction. The captions contained herein are inserted only as a matter of convenience and reference, and in no way define, limit, enlarge or describe the scope or intent of the Plan, nor in any way will affect the Plan or the construction of any provision thereof. Any terms expressed in the singular form will be construed as though they also include the plural, where applicable, and references to the masculine, feminine, and the neuter are interchangeable.

13.6 Titles. The titles of the Sections hereof are included for convenience only and will not be construed as part of the Plan or in any respect affecting or modifying its provisions. Such words in this Plan as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this instrument as a whole and not merely to the subdivision in which said words appear.

13.7 Expenses. Any expenses incurred in the administration of the Plan will be paid by the Employer.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in its name and on its behalf this 20th day of September, 2017.

ANALOGIC CORPORATION

By:	/s/ Michael Bourque

Michael Bourque
Chief Financial Officer

ANNEX 1

Definitions

“Affiliate” means any entity controlled by, controlling, or under common control with, the Company.

“Comparable Replacement Position” means a position that is comparable to the Eligible Management Employee’s former position, as determined by the Plan Administrator in its sole discretion, taking into account relevant factors including the similarity of duties, compensation, and location. A replacement position generally will not be considered “comparable” if it is not within reasonable commuting distance from the Eligible Management Employee’s home, offers compensation significantly less than the Employee’s former compensation, or is of a grade more than one grade below the Eligible Management Employee’s former grade).

“Base Salary” means the Participant’s base salary, determined as of the Notice Date. Base Salary does not include bonuses, overtime, commissions, shift differential pay, incentive pay, or the value of any employee benefits.

“Cause” or “For Cause” means, as determined within the sole discretion of the Plan Administrator:

(a) any intentionally dishonest, illegal, or insubordinate conduct which is materially injurious to Employer or any of its subsidiaries or which results in an improper substantial personal benefit,

(b) material breach of any provision of any employment, nondisclosure, non-competition, or similar agreement or Employer policy to which the Eligible Management Employee is a party or is bound,

(c) the Eligible Management Employee’s material nonperformance or gross dereliction of duty, or

(d) the Eligible Management Employee’s conviction of or plea of guilty to a felony or any crime involving moral turpitude.

“CEO Direct Report” means any executive Employee reporting directly to the President/Chief Executive Officer on other than an interim or temporary basis.

“COBRA” means Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Eligible Management Employee” means an Employee that is:

(a) the President/Chief Executive Officer of the Company,

(b) any CEO Direct Report; and

(c) any other Employee with a salary grade of E08 or greater

“Employee” means a U.S.-based full-time employee of the Employer, except that, in no event will the term Employee include temporary employees as defined in the Analogic 401(k) Plan, independent contractors (even if the Internal Revenue Service characterizes or recharacterizes such person as an employee), leased employees within the meaning of Section 414(n)(2) or Section 414(o)(2) of the Code, or non-resident aliens.

“Employer” means Analogic Corporation, a Massachusetts corporation, and any entity which succeeds to the business and assumes the obligations of the Employer hereunder. For purposes of identifying Employees and Eligible Management Employees under this Plan, the term “Employer” includes any Affiliate of the Employer.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Notice Date” means the day the Employer notifies the Eligible Management Employee of a Qualifying Termination.

“Participant” means any Eligible Management Employee who satisfies the requirements of, and is eligible to receive Severance Benefits pursuant to, Section 3.1 (Severance Benefits).

“Plan” means the Analogic Corporation Severance Plan for Management Employees as set forth herein and as it may be amended from time to time.

“Plan Administrator” means the Vice President of Human Resources of Analogic Corporation or such other individual, committee or firm as is designated pursuant to Article 9 from time to time; provided that all Severance Agreements for the Company’s executive officers will be subject to the review and approval of the Compensation Committee of the Company’s Board of Directors as required by the charter of the Compensation Committee or otherwise under applicable law or regulation.

“Plan Year” means the 12-month period beginning January 1 and ending December 31.

“Qualifying Termination” means the involuntary termination of an Eligible Management Employee’s employment initiated by the Employer, as determined, in each case, by the Plan Administrator in its sole discretion. A Qualifying Termination does not include any of the following:

(a) a termination for Cause;

(b) the Eligible Management Employee’s voluntary resignation, retirement, or death prior to the Termination Date;

(c) if the Employer or its Affiliate has offered the Employee a Comparable Replacement Position;

(d) if, following the sale, outsourcing, or other disposition of any portion of the Employer, the successor organization has offered the Eligible Management Employee a Comparable Replacement Position;

(e) the Employee’s failure to return to work within the time required following an approved leave of absence;

(f) a change in employment that results from a natural disaster, unforeseeable governmental action, act of war, or other similar unanticipated business disaster;

(g) a voluntary transfer of employment between the Employer and any Affiliate; or

(h) the Employee’s failure to improve his or her work performance to an acceptable level after previously being warned in writing by the Company.

“Return Date” means the date by which an Eligible Management Employee must sign and return a Severance Agreement including a release of claims in order to obtain Severance Benefits. Except as otherwise determined by the Plan Administrator in its sole discretion, or otherwise required by law, the Return Date is the date 14 calendar days following the Notice Date; provided however that:

(a) if the 14th calendar day is not a business day, the Return Date will be on the next business day;

(b) if the Eligible Management Employee is at least 40 years old, the Return Date will be on the 21st calendar day following the Notice Date (or the next business day if the 21st calendar day is not a business day);

(c) if the Eligible Management Employee is at least 40 years old, and the same Qualifying Termination affects two or more Eligible Management Employees, the Return Date will be on the 45th calendar day following the Notice Date (or the next business day if the 45th calendar day is not a business day);

(d) if the Eligible Management Employee is otherwise entitled, under applicable state or local fair employment practice law, to more than the period of time otherwise provided above, the Return Date will be a date determined by reference to applicable state or local fair employment practices law; and

(e) if the WARN Act applies, the Return Date may be a later date determined by the Plan Administrator.

A Severance Agreement returned to the Plan Administrator that is signed and physically received by the Return Date, or, if mailed, is addressed properly for delivery, postmarked by the United States Postal Service no later than the Return Date, and actually received by the Plan Administrator no later than 10 calendar days from the Return Date, will be considered timely. Severance Agreements that are not timely signed and/or returned as provided herein will not be accepted by the Plan Administrator, unless the Plan Administrator decides to accept it on a case-by-case basis, in its sole discretion.

“Revocation Period” means the period between the date the Eligible Management Employee signs and accepts the Severance Agreement and the date such acceptance becomes irrevocable pursuant to Section 4.2 (Revocation of Agreement).

“Severance Agreement” means a written agreement in a form provided by the Plan Administrator, in its sole discretion, by which an Eligible Management Employee agrees to waive and release the Employer from all legal claims the Eligible Management Employee may have against the Employer and such other restrictive covenants or other terms as may be required by the Employer in exchange for payment of Severance Benefits.

“Severance Benefits” has the meaning set forth in Section 3.1 (Severance Benefits).

“Severance Benefit Commencement Date” means the later of (i) the Termination Date; or (ii) the date the Employee accepts the Severance Agreement, and the expiration of any Revocation Period.

“Severance Period” means a period of time equal to the sum of:

(a)	for the President/CEO and the CEO Direct Reports, the longer of (i) two weeks for each year of complete service with the Employer or (ii) 26 weeks; plus, in either case, four weeks for all CEO Direct Reports who are at least 40 years of age as of Notice Date; or

(b)	for all other Eligible Management Employees, the longer of (i) two weeks for each year of complete service with the Employer or (ii) four weeks; plus four weeks for all other Eligible Management Employees who are at least 40 years of age as of Notice Date.

The Severance Period for any Eligible Management Employee will not be less than two weeks or greater than 52 weeks.

“Termination Date” means the date of termination of employment with the Employer. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Plan providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Plan, references to a “termination,” “termination of employment” or like terms shall mean “separation from service” within the meaning of Section 409A.

“WARN” or “WARN Act” means the Worker Adjustment Retraining and Notification Act, as amended, and any applicable state plant or facility closing or mass layoff law.